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                        CONSENT OF GERALD E. BISBEE, JR.

                  I, Gerald E. Bisbee, Jr., hereby accept the nomination to serve as director of J.G. Wentworth & Company, Inc., a Delaware corporation (the "Company"), and consent to be named as a nominee director in the Company's Registration Statement on Form S-1 and all amendments thereto.

                                                       /s/ Gerald E. Bisbee, Jr.
                                                       -------------------------
                                                       Gerald E. Bisbee, Jr.


Dated: October 13, 1997